Exhibit 23.2

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 18, 2008, in this Form 10-K, incorporated by reference into Knight Inc.’s (formerly Kinder Morgan, Inc.) previously filed Registration Statement File Nos. 333-04385, 333-40869, 333-44421, 333-55921, 333-55866, 333-91316-02, 333-102963, 333-102962-02, 333-122555-01, 333-123408-01 and 333-129033-01 on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
March 10, 2008